             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

           ______________________________________

                         FORM 8-K/A
                       AMENDMENT NO. 1

    Current Report Pursuant to Section 13 or 15(d) of the
             Securities and Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported)
                        May 31, 1996
           ______________________________________

                  PRECISION CASTPARTS CORP.
   (Exact name of registrant as specified in its charter)


       State of Oregon         1-10348            93-0460598
       (State or other       (Commission       (I.R.S. Employer
       jurisdiction of        File No.)      Identification No.)
       incorporation of
        organization)
    4600 S.E. Harney Drive
   Portland, OR  97206-0898

               Registrant's telephone number,
      including area code:  Telephone:  (503) 777-3881

                          No Change
   (Former name or address, if changed since last report)

           ______________________________________


Item 7

     Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquisition

          1.   Report of Independent Public Accountants

          2.   The Olofsson Corporation and Subsidiaries
               Consolidated Balance Sheet - December 31,
               1995

          3.   The Olofsson Corporation and Subsidiaries
               Consolidated Statement of Operations for the year ended December 31, 1995

          4.   The Olofsson Corporation and Subsidiaries
               Consolidated Statement of Stockholders'
               Equity - Year ended December 31, 1995

          5.   The Olofsson Corporation and Subsidiaries
               Consolidated Statement of Cash Flows - Year ended December 31, 1995

          6.   The Olofsson Corporation and Subsidiaries
               Notes to Consolidated Financial Statements -
               December 31, 1995

          7.   The Olofsson Corporation and Subsidiaries
               Consolidated Balance Sheet - March 31, 1996 and March 31, 1995(unaudited)

          8.   The Olofsson Corporation and Subsidiaries
               Consolidated Statement of Operations for the three months ended March 31, 1996 and 1995
               (unaudited)

     (b)  Pro Forma Financial Information

          1.   Pro Forma Combined Balance Sheet March 31,
               1996 (unaudited)

          2.   Notes to Pro Forma Combined Balance Sheet
               (unaudited)

          3.   Pro Forma Combined Income Statement for the
               Year Ended March 31, 1996 (unaudited)

          4.   Notes to Pro Forma Combined Income Statement
               (unaudited).


     (c)  Exhibits

          (1) Stock Purchase Agreement by and among PCC Specialty Products, Inc. and The Stockholders of The Olofsson Corporation (Incorporated by Reference to Exhibit 1 to Form 8-K dated
               June 14, 1996 - File No. 1-10348)

          (23) Consent of KPMG Peat Marwick LLP.











































Item 7(a) Financial Statements of Business Acquisition

          THE OLOFSSON CORPORATION AND SUBSIDIARIES


                      Table of Contents




                                                Page(s)
Independent Auditors' Report                       i

Consolidated Balance Sheet                         1

Consolidated Statement of Operations               3

Consolidated Statement of Stockholders' Equity     4

Consolidated Statement of Cash Flows               5

Notes to Consolidated Financial Statements        7-27






























                Independent Auditors' Report

The Board of Directors
The Olofsson Corporation:

We have audited the accompanying consolidated balance sheet of The Olofsson Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Olofsson Corporation and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in notes 2 and 9, the Company changed its method of accounting for other postretirement benefits to adopt the provisions of the Financial Accounting Standards
Board's Statement of Financial Accounting Standards (SFAS)
No. 106, Employers' Accounting for Postretirement Benefits
Other Than Pensions.



/s/  KPMG PEAT MARWICK LLP
_______________________________
KPMG Peat Marwick LLP

March 22, 1996, except as to notes 3 and 5
    which are as of April 9, 1996 and note 18
    which is as of August 9, 1996

Page i

          THE OLOFSSON CORPORATION AND SUBSIDIARIES
              Consolidated Financial Statements
                      December 31, 1995




























          THE OLOFSSON CORPORATION AND SUBSIDIARIES
                 Consolidated Balance Sheet
                      December 31, 1995
              (in thousands, except share data)

Assets (note 3)
Current assets:
  Cash                                            $     83
  Contract and trade accounts receivables
     (note 11)                                      14,408
  Unbilled revenue under customer commitments
     (note 2)                                        7,121
  Unbilled revenue from customer changes
     (note 2)                                          317
  Other receivables                                    153
  Inventories:
     Finished goods and work in process             14,373
     Raw material and supplies                       3,042
                                                    ______
               Total inventories                    17,415
                                                    ______
  Prepaid expenses                                     134
                                                    ______
               Total current assets                 39,631
                                                    ______

Property, plant, and equipment:
  Land and improvements                                281
  Buildings and improvements                         4,322
  Furniture and fixtures                             2,539
  Machinery and equipment (note 7)                  11,005
                                                    ______
                                                    18,147
  Less accumulated depreciation                     10,991
                                                    ______
               Net property, plant, and equipment    7,156
                                                    ______

Deferred financing costs, less accumulated
  amortization                                         171
Cash value of life insurance, less policy
  loans of $392                                        115
Other assets, at cost, less accumulated amortization
  (note 6)                                             143
                                                    ______
                                                  $ 47,216
                                                    ======


See accompanying notes to consolidated financial statements.
Page 1

  Liabilities and Stockholders' Equity

Current liabilities:
  Note payable to lender (note 3)                 $  8,684
  Current installments of long-term debt
     (note 4)                                          213
  Current installments of subordinated
     debt (note 5)                                   1,192
  Current installments of obligations under
     capital leases (note 7)                           157
  Trade accounts payable                             9,360
  Income taxes payable                                 483
  Deferred compensation, current portion                31
  Advances from customers (note 8)                   2,429
  Deferred income taxes (note 10)                      214
  Accrued expenses:
     Accrued payroll, commissions, and
       related costs                                 2,620
     Interest (note 5)                                 254
     Other (note 6)                                  1,089
                                                    ______
               Total accrued expenses                3,963
                                                    ______
               Total current liabilities            26,726
                                                    ______
Long-term debt, excluding current installments
  (note 4)                                          10,048
Subordinated debt, excluding current
  installments (note 5)                              4,780
Obligations under capital leases, excluding
  current installments (note 7)                        514
Deferred compensation, less current portion            503
Deferred income taxes (note 10)                        303
                                                    ______
               Total liabilities                    42,874
                                                    ______
Stockholders' equity:
  Common stock, $.01 par value.  Authorized 2,600,000
     shares; issued and outstanding 2,210,433
     shares (note 17)                                   22
  Additional capital                                 1,183
  Retained earnings                                  3,137
                                                    ______
               Total stockholders' equity            4,342
                                                    ______
Contingencies (notes 7 and 12)
                                                  $ 47,216
                                                    ======


Page 2

          THE OLOFSSON CORPORATION AND SUBSIDIARIES
            Consolidated Statement of Operations
            For the year ended December 31, 1995
                       (in thousands)

Net sales                                         $ 64,453
Cost of goods sold                                  52,846
                                                    ______
               Gross profit                         11,607
                                                    ______
Selling, general and administrative expenses         3,555
Nonrecurring charge (note 16)                          433
                                                    ______
                                                     3,988
                                                    ______

               Operating income                      7,619
                                                    ______
Other expenses (income):
  Interest:
     Subordinated debt (note 5)                        828
     Other                                           1,884
  State business taxes                                 471
  Miscellaneous, net                                    37
                                                    ______
                                                     3,220
                                                    ______
               Income before income tax expense      4,399
Income tax expense (note 10)                         1,550
                                                    ______
               Net income                         $  2,849
                                                    ======

















See accompanying notes to consolidated financial statements.
Page 3

                    THE OLOFSSON CORPORATION AND SUBSIDIARIES
                 Consolidated Statement of Stockholders' Equity
                          Year Ended December 31, 1995
                                 (in thousands)

                                                          Retained      Total
                                    Common   Additional   Earnings  Stockholders'
                                    Stock     Capital    (Deficit)      Equity
________________________________________________________________________________
___
Balance at December 31, 1994         $  22     1,183           288      1,493

Net income                               -       -           2,849      2,849
                                      ____     _____         _____      _____

Balance at December 31, 1995         $  22     1,183         3,137      4,342
                                      ====     =====         =====      =====











See accompanying notes to consolidated financial statements.
Page 4

            THE OLOFSSON CORPORATION AND SUBSIDIARIES
              Consolidated Statement of Cash Flows
                  Year Ended December 31, 1995
                         (in thousands)

Cash flows from operating activities (note 14):
  Net income                                      $  2,849
  Adjustments to reconcile net income to net cash
     used in operating activities:
       Depreciation and amortization of
         plant and equipment                         1,384
       Amortization of deferred financing costs        192
       Loss on sale and disposals of equipment          29
       Increase in deferred income taxes               386
       Increase in accounts receivable and
         unbilled revenue                          (7,343)
       Increase in inventories                     (1,449)
       Decrease in prepaid expenses                     99
       Increase in other assets                      (143)
       Increase in cash value of life insurance,
         net of policy loans                          (56)
       Increase in trade accounts payable            1,035
       Increase in deferred compensation                17
       Decrease in advances from customers           (298)
       Increase in accrued expenses                  1,168
       Increase in income taxes payable                271
               Net cash used in operating
                 activities                        (1,859)
                                                    ______
Cash flows from investing activities
  (note 14):
  Capital expenditures                               (902)
  Proceeds from sale of equipment                        1
                                                    ______
               Net cash used in investing
                 activities                          (901)
                                                    ______
Cash flows from financing activities:
  Net proceeds from issuance of notes
     payable to bank                                 3,701
  Proceeds from issuance of long-term debt             200
  Principal payments on long-term debt               (375)
  Principal payments on subordinated debt            (697)
  Principal payments under capital lease
     obligations                                     (120)
                                                    ______
               Net cash provided by financing
                 activities                          2,709
                                                    ______
Net decrease in cash                                  (51)

Page 5

Cash at the beginning of year                          134
                                                    ______

Cash at end of year                               $     83
                                                    ======

Supplemental disclosures of cash flow information:
  Interest paid                                   $  2,668
                                                    ======

  Taxes paid                                      $    911
                                                    ======






































See accompanying notes to consolidated financial statements.
Page 6

            THE OLOFSSON CORPORATION AND SUBSIDIARIES
           Notes to Consolidated Financial Statements
                        December 31, 1995
          (All amounts in thousands, except share data)



(1)Description of Business

   The primary business of The Olofsson Corporation (which, along with its subsidiaries, is defined herein as the "Company") is the design and manufacture of a broad line of computer-controlled, custom-engineered metal cutting machine systems for critical machining operations where high precision and volume are required. As of December
   31, 1995, the Company operated four manufacturing sites and an engineering center in the State of Michigan. The
   Company's raw materials are readily available, and the Company is not dependent on a single supplier or only a few suppliers.

   As a result of the acquisition of the Company from John
   Brown, PLC on DecemberE6, 1985, the parent company of the Company was Cordier Enterprises, Inc. ("CEI") with
   Cordier Group Holdings, Inc. ("Holdings") being the ultimate parent. Effective May 3, 1993, CEI was separated from Holdings, with four of the former stockholders of Holdings becoming stockholders of CEI
   ("new stockholders"). Such transaction was recorded on a historical cost basis. In connection with the separation, Holdings gave CEI a $50 receivable which was treated as a contribution of capital. As a result, subsequent to the separation, CEI was the ultimate parent company of the Company.

   On January 4, 1995, CEI changed its name to Metalcor,
   Inc. ("Metalcor"). Effective July 26, 1995, Metalcor was merged with and into the Company, with each share of Metalcor's common stock being converted into one share of the Company's common stock.

(2)Summary of Significant Accounting Policies

   The significant accounting policies of the Company, as summarized below, conform with generally accepted accounting principles and reflect practices appropriate to the business in which it operates.




Page 7

   (a)Principles of Consolidation

      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries; Olofsson Machine Tools, Inc., Olofsson
       Fabrication Services, Inc., and MCHS Precision, Inc.
       All significant intercompany balances and transactions have been eliminated in consolidation.

   (b)Revenue Recognition

      Revenue is reported on the percentage-of-completion
       (POC) method for all long-term contracts (greater than one year) and the completed-contract method for all short-term contracts. Progress on POC contracts is measured by definable milestones of the engineering and manufacturing processes. Under the completed contract method, revenue is recognized upon the earlier of written customer acceptance or shipment of the product to the customer.






























Page 8

      Costs of goods sold and related expenses to manufacture the Company's products are recorded as costs of sale when the related revenue is recognized. Provision is made for the entire amount of expected losses, if any, in the period in which such losses are first determinable.

      Customers are billed in accordance with the terms of the contract. Unbilled receivables include amounts recognized as revenue under the POC method but not billed to the customer. These receivables are classified as unbilled revenue under customer commitments. Retainers are billed upon shipment and are due upon customer acceptance. In addition, unbilled revenue from customer changes represents revenue from customer requests and modifications performed during the assembly process.

   (c)Inventories

      Inventories are stated at the lower of cost or market (net realizable value). Cost is determined using the first-in, first-out method.

   (d)Property, Plant, and Equipment

      Property, plant, and equipment are stated at cost.
       Equipment acquired under capital leases are stated at the present value of minimum lease payments at date of acquisition. When such assets are retired or otherwise disposed of, the related cost and accumulated depreciation or amortization are removed from the respective accounts and any gain or loss on disposition is included in earnings.

      Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets for financial statement purposes. Accelerated methods of depreciation are







Page 9
      generally used for income tax purposes. Equipment held under capital leases is amortized on the straight-line basis over the shorter of the lease term or estimated useful life of the asset.

   (e)Deferred Financing Costs

      Various costs incurred in the securing of debt financing have been deferred and are being amortized over the terms of the related debt instruments.

   (f)Pension and Other Postretirement Plans

      The majority of the Company's employees are covered by one of three noncontributory defined benefit pension plans. Benefits under these plans are based on years of service. The Company's funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Company may determine to be appropriate from time to time.




























Page 10

   (f)Pension and Other Postretirement Plans, Continued

      The Company also sponsors three defined contribution plans covering substantially all employees.
       Contributions to these plans are at the discretion of the Company's Board of Directors. Effective
       January 1, 1994, one plan was terminated and its assets transferred to the participating employees'
       401(k) accounts.

      The Company also sponsors a defined benefit health care plan for certain retirees and employees. The
       Company measures the costs of its obligation based on its best estimate. The net periodic costs are recognized as employees render the services necessary to earn the postretirement benefits.
       Effective January 1, 1995, the Company adopted SFAS
       No. 106, Employers' Accounting for Postretirement
       Benefits Other Than Pensions, as described in note
       9.

   (g)Income Taxes

      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.







Page 11

   (h)Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   (i)Financial Instruments

      Financial instruments consist primarily of accounts receivable, accounts payable, accrued expenses and debt. At December 31, 1995, the Company believes the fair value of these financial instruments approximates the carrying value because of the short maturity of these instruments. The carrying value of subordinated and long-term debt approximates fair value as the effective rates for these instruments are comparable to market rates at year-end.



























Page 12

(3) Note Payable to Lender

    The Company entered into a Loan and Security Agreement
    (the "Loan Agreement") with a lender dated May 1990, to borrow up to $15,000 which was inclusive of a letter of credit supporting $9,000 of industrial development revenue bonds (note 4). The remainder of the $15,000 was provided as either a term loan or revolving credit loans.

    The Loan Agreement contains various restrictive covenants relative to, among other things, incurring additional debt, granting additional liens, merging, consolidating, selling or transferring its assets, and guaranteeing obligations of others, as well as requirements relative to the maintenance of minimum levels of working capital and net worth, financial ratios, profitability, and sales backlog. In addition, the underlying agreements relative to both the industrial development revenue bonds and the subordinated notes payable contain certain covenants and requirements which are similar to those pertaining to the Loan Agreement. Substantially all of the Company's properties, both tangible and intangible, as well as real and personal, serve as collateral in connection with the Loan Agreement, the industrial development revenue bonds, and the subordinated notes payable. Through a fifth amendment to the Loan
    Agreement dated June 16, 1995, the lender established certain new compliance criteria for future periods, extended the Loan Agreement through May 2, 1997, and increased the credit facility to $18,000.

    The Loan Agreement provides for borrowings at an interest rate equal to 1.75 percent above the lender's base rate under revolving credit loans aggregating the lesser of the sum of eligible trade accounts receivable and eligible inventory, as defined in the Loan
    Agreement, or $8,760. The revolving credit loans are available through May 2, 1997. The revolving credit loans are used for working capital purposes.







Page 13

    For the year ended December 31, 1995, the Company was not in compliance with certain of the restrictive covenants. However, through a default waiver agreement to the Loan Agreement dated April 9, 1996, the lender waived these covenant violations through December 31, 1995.

    At DecemberE31, 1995, the Company had borrowed $8,684 under the Loan Agreement as revolving credit loans and $76 was available for additional borrowings by the Company.

    Generally, accrued interest is payable in monthly installments on the first day of each month. The interest rate for the revolving credit loans was 10.50 percent at DecemberE31, 1995.


































Page 14

(4) Long-term Debt

    Long-term debt consisted of the following at December 31, 1995.

    Industrial development revenue bonds payable with
      a variable interest rate                   $  9,000
    Other notes payable, with interest rates ranging
      from 6 percent to 11.25 percent               1,261

______
              Total long-term debt                 10,261

    Less current installments                         213
                                                    ______
               Long-term debt, excluding
                 current installments             $ 10,048
                                                    ======

    The proceeds of the industrial development revenue bonds payable were used to finance certain capital expenditures and to pay down other long-term obligations. The bonds bear interest at a variable rate which approximates rates applicable to short-term tax exempt securities. The interest rate was 4.53 percent at December 31, 1995. Interest is payable monthly and principal on the bonds is due December 1, 2000.

    The bonds are secured by an irrevocable letter of credit which expires on May 2, 1997 (note 3). The loan agreement pertaining to the bonds contains certain warranties and covenants that must be complied with on a continuing basis and are similar to those discussed with respect to the Loan Agreement.

    The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1995 are as follows:
    1996, $213; 1997, $222; 1998, $225; 1999, $204; and 2000,
    $9,124.











Page 15

(5) Subordinated Debt

    Subordinated debt consisted of the following at December 31, 1995:

    Note payable to former owner with interest
      at 11 percent                              $  3,343
    Note payable to former owner with interest
      at the lesser of 15 percent or 6.5 percent
      above a base interest rate (amounting to 15
      percent at December 31, 1995)                 2,629

______

              Total subordinated debt               5,972
    Less current installments                       1,192

______
              Subordinated debt, excluding
                current installments             $  4,780

======































Page 16

    On June 30, 1994, the Parties entered into Amendment
    No. 4. Under Amendment No. 4, total monthly principal payments were reduced from $60 to $40 for the period beginning on July 1, 1994, and ending on June 1, 1995.
    As a result of Amendment No. 4, note 1 required monthly principal payments of $34 (plus interest) through June
    1, 1994, and $22 (plus interest) through June 1, 1995.
    Note 2 required monthly principal payments of $26 (plus interest) through June 1, 1994, and $18 (plus interest) through June 1, 1995. Current installments and future maturities of subordinated debt at December 31, 1994, have been adjusted to reflect the amended terms.

    On June 28, 1995, the Parties entered into Amendment
    No. 5, which, among other things, acknowledged the extension of debt under the Loan Agreement and waived defaults by the Company and claims by the former owner for late payment interest charges through the respective amendment date. Under Amendment No. 5, no principal payments are payable for the period June 2, 1995, through September 30, 1995. For the period
    October 1, 1995, through September 1, 1996, monthly principal payments of $33 and $42 (plus interest) are required for note 1 and note 2, respectively, returning to $26 and $34 through July 1, 1998. For the period
    October 18, 1995, through September 18, 1996, additional principal payments of $17 and $21, respectively, are required.

    The notes payable to the former owner are subordinated to lender debt (note 3). The subordinated debt agreements contain certain warranties and affirmative and restrictive covenants that must be complied with on a continuing basis similar to those discussed in note
    3. As discussed in note 3, the Company was not in compliance with certain of the restrictive covenants.
    In a letter dated April 9, 1996, the former owner waived these covenant violations through December 31, 1995. Also contained in the agreements are prohibitions on principal and interest payments if the Company is in default on lender debt or if "Aggregate
    Adjusted Availability" (AAA) falls below $1,000. AAA is calculated based on a borrowing base, eligible





Page 17
    accounts receivable, inventory and debt outstanding.
    In the past, the Company had not made certain scheduled interest and principal payments. Scheduled payments that remain unpaid for more than three days may result in late payment charges of two percent. The late payment charges for a principal or interest payment not permitted under the AAA test commence 60 days and 20 days, respectively, after the payment due date.

    The notes payable to the former owner also contain contingent "Cash Flow Payment" requirements which accelerate the principal payments. To the extent the AAA test described above is met, annual principal payments are scheduled to increase from $480 (under
    Amendment No. 4) to $728, but not to exceed a "Cash
    Flow Limit" on an annual basis.  The annual "Cash Flow
    Limit" is calculated based on the Company's net income, depreciation, debt, and certain other factors. The obligation to make a "Cash Flow Payment" is cumulative, and a late payment charge of 2 percent may be assessed commencing nine months after the non-payment was required by the AAA or "Cash Flow Limit" tests. Such contingent cash flow payments are not presently determinable and, accordingly, the scheduled aggregate maturities of subordinated debt below does not include any contingent payments.

    The related accrued interest payable on the notes payable to the former owner approximated $68 at DecemberE31, 1995, and is classified as accrued expenses in the accompanying balance sheet. Interest expense on these notes amounted to approximately $828 during 1995.

















Page 18

    The aggregate maturities of subordinated debt for each of the three years subsequent to DecemberE31, 1995 are as follows: 1996, $1,192; 1997, $720; and 1998,
    $4,060.

(6) Pension Benefits

    The Company has three defined benefit pension plans covering the majority of its employees. The benefits under the plans are based on years of service. The following table sets forth the plans' funded status and amounts recognized in the Company's consolidated balance sheet at DecemberE31, 1995.

                                      Assets   Accumulated
                                      exceed     benefits
                                   accumulated    exceed
                                     benefits     assets

    Actuarial present value of
      benefit obligations:
      Vested benefit obligation    $   3,711        6,194
                                      ======       ======

    Accumulated benefit
      obligation                   $   3,845        6,387
                                       ======       ======

    Projected obligation           $   3,845        6,387

    Plan assets at fair value          4,078        6,109
                                      ______       ______

    Projected benefit obligation
      (in excess of) or less than
      plan assets                        233        (278)

    Unrecognized net gain (loss)       (401)        (260)










Page 19

    Prior service cost not yet
      recognized in net periodic
      pension cost                       119           96

    Unrecognized net transition
      obligation                         115          157
                                      ______       ______

    Prepaid pension cost (pension
      liability) recognized in the
      consolidated balance sheet   $      66     $  (285)
                                      ======       ======

    The net pension liability was recognized in the accompanying consolidated balance sheet:

    Other accrued expenses                       $  (328)
    Other assets                                      110
                                                    ______

               Net pension liability                     $
(218)
                                                    ======

    The plans' investment assets consist of participation units in investment funds under group contracts and mutual funds.


(6) Pension Benefits, Continued

    Net pension expense for the defined benefit pension plans for the year ended December 31, 1995 included the following components:

    Service cost-benefits earned during the year $    188
    Interest cost on projected benefit obligation     786
    Actual return on plan assets                  (1,225)
    Net amortization and deferral                     546
                                                    ______
               Net pension cost                   $    295
                                                    ======

    Assumptions used in accounting for the defined benefit pension plans as of December 31, 1995 were:

    Discount rates                                   8.0%
    Rates of increase in compensation levels          N/A
    Expected long-term rate of return on assets      8.0%


Page 20

    Certain employees participate in defined contribution plans. Employee benefits expense with respect to the defined contribution plans amounted to $123 for the year ended December 31, 1995.

(7) Leases

    The Company is obligated under five capital leases for certain machinery and equipment that expire at various dates during the next five years. At December 31, 1995, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

    Machinery and equipment                      $    794

    Less accumulated amortization                     104
                                                    ______

                                                  $    690
                                                    ======

    Amortization of assets held under capital leases is included with depreciation expense.

    Future minimum capital lease payments as of December
    31, 1995 are:

    Year ending December 31:
      1996                                       $    214
      1997                                            202
      1998                                            189
      1999                                            173
      2000                                             28
                                                    ______
               Total minimum lease payments            806

    Less amount representing interest (at rates ranging
    from 8.26% to 14.50%)                             135
                                                    ______
               Present value of net minimum
                 capital lease payments                671








Page 21

    Less current installments of obligations
      under capital leases                            157
                                                    ______
               Obligations under capital
                 leases, excluding current
                 installments                     $    514
                                                    ======

    The Company also has several noncancelable operating leases, primarily for land and buildings, that expire at various dates during the next 35 years. The leases require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases approximated $48 during fiscal 1995.

    Future minimum operating lease payments as of December
    31, 1995 are:

    Year ending December 31:
      1996                                       $     29
      1997                                              8
      1998                                              1
      1999                                              1
      2000                                              1
      Thereafter                                       64
                                                    ______
               Total minimum lease payments       $    104
                                                    ======

(8) Advances from Customers

    Advances from customers, representing advance collections received on sales contracts, amounted to $2,429 at December 31, 1995. Of these advances, $632 pertain to sales contracts accounted for on the percentage-of-completion revenue method at December 31, 1995. The contracts require that the advances be used specifically in the performance of such sales contracts.

(9) Other Postretirement Benefits

    In addition to providing pension benefits, the Company provides health care benefits for certain retirees and employees. Prior to January 1, 1995, postretirement benefit expenses were recognized on a pay-as-you-go basis.



Page 22

    Effective January 1, 1995, the Company adopted SFAS No.
    106, Employers' Accounting for Postretirement Benefits
    Other Than Pensions (Statement No 106). The standard requires the Company to accrue the expected cost of postretirement benefits during the period of employee eligible service rather than the prior policy of charging the costs against earnings as the amounts were paid. The Company elected to recognize the cumulative effect of the change in accounting for postretirement benefits of $1,187 as an expense on a straight-line basis over five years for union employees, and approximately ten years for non-union employees which represents the accumulated postretirement benefit obligation ("APBO") existing at January 1, 1995. The amortization of such health care benefits amounted to approximately $327 in 1995. The Company continues to fund benefit cost principally on a pay-as-you-go basis.

    The Company has accrued benefits for the union employees in accordance with the union contract which requires retiree coverage through the contract period, and such contract expires July 1, 1999.

    The accumulated postretirement benefit obligation was comprised of the following at January 1, 1995:

    Accumulated postretirement benefit obligation:
      Retirees                                   $    975
      Fully eligible active plan participants         143
      Other active plan participants                   -
                                                   ______
                                                  (1,118)

    Unrecognized transition obligation                970
    Unrecognized (gains)/losses                        86
                                                   ______
              (Accrued) cost included in
                other liabilities                $   (62)
                                                   ======

    Net periodic postretirement benefit cost for the year ended December 31, 1995 included the following components:

    Service cost for benefits earned during
      the period                                 $     22
    Interest cost on accumulated postretirement
      benefit obligation                               88
    Net amortization and deferral                     217
                                                   ______
Page 23

              Net periodic postretirement
                benefit cost                     $    327
                                                   ======

    The discount rate used in determining the APBO was 8 percent. The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 8 percent in 1995, declining by 2 percent per year to an ultimate rate of 4 percent. A one percent increase in the health care cost trend rate assumptions would not have significant impact on the APBO.

(10)Income Taxes

    Federal income tax expense for 1995 consisted of the
    following:
    Current                                      $  1,164
    Deferred                                          386
                                                   ______
                                                 $  1,550
                                                   ======

    Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to income before income tax expense as a result of the following:

    Computed "expected" tax expense              $  1,496
    Increase (decrease) in tax expense
      resulting from:
      Nondeductible expenses                           33
      Nontaxable income                               (6)
      Other, net                                       27
                                                   ______
                                                 $  1,550
                                                   ======

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 are as follows:








Page 24

    Deferred tax assets:
      Accrued expenses, principally due to
        employment costs and directors fees      $    312
      Deferred compensation                           182
      Inventory reserves and uniform capitalization
        of inventory costs                            132
      Deferred warranty costs                         139
                                                   ______
              Total gross deferred tax assets         765
                                                   ______
    Deferred tax liabilities:
      Tax depreciation in excess of book
        depreciation                                (644)
      Deferred pension                               (38)
      Differences in revenue recognition for
        book and tax purposes                       (600)
                                                   ______
              Total gross deferred tax
                liabilities                       (1,282)
                                                   ______
              Net deferred tax liability         $  (517)
                                                   ======

    The Company recorded no valuation allowance for deferred tax assets as of December 31, 1995. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income, including taxable income created through the reversal of deferred tax liabilities, over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences at December
    31, 1995. Accordingly, no valuation allowance has been provided.






Page 25

(11)Contract and Trade Accounts Receivables

    Contract and trade accounts receivables consisted of the following at December 31, 1995:

      Trade                                      $  1,270
      Contracts                                    11,336
      Retainage                                     1,802
                                                   ______
              Total                              $ 14,408
                                                   ======

(12)Contingencies

    The Company is a party to several legal proceedings arising in the ordinary course of business. The
    Company believes that none of these actions, individually or in the aggregate, will have a material adverse effect on its financial condition or results of operations or liquidity.

(13)Stock Option Plans

    On July 30, 1993, the Company's president was granted an incentive stock option to purchase 289,567 shares of the Company's common stock. The president is the only participant in such plan, and such option is the only one granted options thereunder. The total option price for such shares is $114. None of the shares have been exercised as of December 31, 1995.

(14)Supplemental Cash Flow Information

    Capital lease obligations of $272 were incurred during 1995 when the Company entered into leases for certain equipment.

(15)Concentrations of Credit Risk

    Three customers accounted for more than ten percent of the Company's sales during 1995. Total sales to these customers comprised approximately 70 percent of sales during 1995. Five customers also had trade accounts receivable balances which individually exceeded $500 at December 31, 1995.





Page 26

(16)Nonrecurring Charge

    During 1995, the Company recorded a nonrecurring charge of $433 (pretax) related to the planned public stock offering of the Company which did not succeed. The charge consisted of legal, accounting, underwriting, and other expenses related to the offering.

(17)Common Stock

    On June 22, 1995, the Company authorized a 2,210.433-for-1 share split. The total number of authorized shares was increased to 11,000,000 and stated value was changed to $.01 par value. On December 5, 1995, the Company changed its existing capital structure, decreasing the total number of authorized shares to 2,600,000.

(18)Subsequent Events

    On May 31, 1996, the shareholders of the Olofsson
    Corporation sold all of the outstanding common stock to Precision Castparts Corp.



























Page 27

Item 7(a) 7.
                           CONSOLIDATED BALANCE SHEET
                    THE OLOFSSON CORPORATION AND SUBSIDIARIES

                             March 31, 1996 and 1995
                                ($ in thousands)
                                   (Unaudited)

                                             March 31,      March 31,
                                                1996           1995
ASSETS
Current assets:
  Cash and cash equivalents                  $      100     $      100
  Contract and trade receivables                 13,500         13,400
  Unbilled revenue under customer
    commitments                                   6,700              -
  Other receivables                                 500              -
  Inventories                                    18,200         19,800
  Prepaid expenses                                  100            100
  Current deferred tax asset                          -            400
                                              _________      _________
    Total current assets                         39,100         33,800


Property, Plant and Equipment                    18,200         17,100
Less - Accumulated Depreciation                (11,400)       (10,100)
                                              _________      _________
  Net property, plant and equipment               6,800          7,000
                                              _________      _________
Goodwill and Other Assets                         1,300            600
                                              _________      _________
                                             $   47,200     $   41,400
                                              =========      =========

Page 28

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Notes payable                              $    8,300     $    4,700
  Current portion of long-term debt               1,700          1,800
  Accounts payable                                8,400          7,700
  Accrued liabilities                             4,500          3,600
  Advances from customers                         1,900          4,500
                                              _________      _________
    Total current liabilities                    24,800         22,300

Long-Term Debt, excluding current portion        15,100         16,000
Deferred Tax Liability                              600            600
Other Long-Term Liabilities                       1,300            500

Shareholders' Equity                              5,400          2,000
                                              _________      _________
                                             $   47,200     $   41,400
                                              =========      =========















Page 29

Item 7(a) 8.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 31, 1995
                    THE OLOFSSON CORPORATION AND SUBSIDIARIES
                                ($ in thousands)
                                   (Unaudited)
                                             March 31,      March 31,
                                                1996           1995
Net Sales                                    $   16,200     $   12,800
Cost of Goods Sold                               12,800         10,600
                                              _________      _________
  Gross margin                                    3,400          2,200
Selling and Administrative Expenses               1,000            900
Interest Expense, net                               700            600
                                              _________      _________
  Income before provision for income taxes        1,700            700
Provision for Income Taxes                          700            300
                                              _________      _________
  Net income                                 $    1,000     $      400
                                              =========      =========












Page 30

Item 7(b) Pro Forma Financial Information
                    PRECISION CASTPARTS CORP.
      PRO FORMA COMBINED BALANCE SHEET AND INCOME STATEMENT

     On May 31, 1996, PCC Specialty Products, Inc., a wholly owned subsidiary of Precision Castparts Corp. (PCC), purchased 100% of the outstanding capital stock of The Olofsson Corporation ("Olofsson") from Thomas H. Corson, John L. Hobey, Thomas J. McGrath, W. Sydnor Settle, and The
W. Sydnor Settle 1996 Family Trust. Olofsson is a manufacturer of computer-controlled metal working machine systems. The acquisition of Olofsson was previously reported on Form 8-K filed on June 14, 1996. The purchase price of $52.2 million included the assumption or retirement of existing debt. The transaction was financed from cash balances, the assumption of $10.0 million of existing debt, and $32.0 million of bank borrowings.

     The unaudited pro forma combined income statement for the year ended March 31, 1996 presents the combined results of operations assuming the purchase of the stock of The Olofsson Corporation had been consummated as of April 3, 1995. The unaudited pro forma combined balance sheet at March 31, 1996 presents the combined financial position assuming the purchase of the stock of The Olofsson Corporation had been consummated as of that date. The financial information of The Olofsson Corporation is as of or for the period ended three months prior to the pro forma financial statement dates as described above. The financial information of Olofsson contains certain reclassifications made to conform to PCC's classifications. In accordance with SEC requirements, the proforma includes only the results of ongoing operations and excludes such impacts as the effect of changes in accounting principles.

     The following unaudited pro forma combined financial information should be read in conjunction with historical statements of PCC, as reported in its annual report on Form 10-K and quarterly reports on Form 10-Q, and of The Olofsson Corporation, as reported in this filing on Form 8-K/A. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the purchase of the stock of The Olofsson Corporation been consummated in accordance with the assumptions set forth above, nor is it necessarily indicative of future operating results or financial position.



Page 31

                        PRO FORMA COMBINED BALANCE SHEET
                            PRECISION CASTPARTS CORP.
                          AND THE OLOFSSON CORPORATION
                                 MARCH 31, 1996
                                ($ in thousands)
                                   (Unaudited)
                              Precision      The
                              Castparts    Olofsson  Pro Forma        Note    Pro Forma
                                Corp.       Corp.   Adjustments    Reference   Combined
ASSETS
Current Assets:
  Cash and cash equivalents    $  26,200   $    100 $ (26,300)      (2)         $      -
  Contract & trade receivables    82,000     14,400      4,800      (6)          101,200
  Unbilled revenue under
    customer commitments               -      7,100    (7,100)      (6)                -
  Unbilled revenue from customer
    changes                            -        300      (300)      (6)                -
  Other receivables                    -        200          -                       200
  Inventories                    105,200     17,400      4,300  (3),(6)          126,900
  Prepaid expenses                 2,100        100          -                     2,200
  Current deferred tax asset       8,600          -      1,300      (7)            9,900
                               _________  _________  _________                 _________
    Total current assets         224,100     39,600   (23,300)                   240,400
                               _________  _________  _________                 _________

Property, Plant and Equipment    305,000     18,200   (11,500)      (3)          311,700
Less - Accumulated Depreciation(161,200)   (11,000)     11,000                 (161,200)
                               _________  _________  _________                 _________
  Net property, plant
     and equipment               143,800      7,200      (500)                   150,500
                               _________  _________  _________                 _________

Goodwill, net and Other Assets    82,600        400     28,200  (3),(4)          111,200
                               _________  _________  _________                 _________

                               $ 450,500  $  47,200  $   4,400                 $ 502,100
                               =========  =========  =========                 =========
Page 32

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Notes payable                $     400  $   8,700 $  (8,700)      (1)         $    400
  Current portion of
    long-term debt                 4,700      1,500    (1,300)      (1)            4,900
  Accounts payable                38,200      9,400          -                    47,600
  Accrued liabilities             50,800      4,000      1,300      (3)           56,100
  Advances from customers              -      2,400          -                     2,400
  Income taxes payable             4,200        700      (700)      (7)            4,200
                               _________  _________  _________                 _________
    Total current liabilities     98,300     26,700    (9,400)                   115,600
                               _________  _________  _________                 _________

Long-Term Debt, excluding
  current portion                  8,800     10,100     14,800  (1),(2)           33,700
Subordinated debt, excluding
  current portion                      -      4,800    (4,800)      (1)                -
Deferred Tax Liability            19,700        300        400      (7)           20,400
Accrued Retirement
  Benefits Obligation             11,900          -      1,400      (3)           13,300
Other Long-Term Liabilities        8,700      1,000      6,300      (3)           16,000

Shareholders' Investment:
  Common stock                    20,500          -          -                    20,500
  Paid-in capital                 13,900      1,200    (1,200)      (5)           13,900
  Retained earnings              266,900      3,100    (3,100)      (5)          266,900
  Cumulative translation
       adjustment                  1,800          -          -                     1,800
                               _________  _________  _________                 _________
    Total shareholders'
      investment                 303,100      4,300    (4,300)                   303,100
                               _________  _________  _________                 _________
                               $ 450,500  $  47,200  $   4,400                 $ 502,100
                               =========  =========  =========                 =========
See accompanying notes to pro forma combined balance sheet.

Page 33

                    PRECISION CASTPARTS CORP.
            NOTES TO PRO FORMA COMBINED BALANCE SHEET


(1) Adjustment to remove certain debt and associated accrued interest which was retired upon consummation of the stock purchase transaction. The remaining debt of The Olofsson Corporation was assumed by PCC.

(2) Adjustment to eliminate cash balances and record borrowings as needed to cover the purchase price of The
     Olofsson Corporation.

(3) Adjustment to restate reported assets acquired and liabilities assumed at fair market value.

(4) Adjustment to record $28.4 million, the estimated pro forma excess purchase price paid and costs incurred to acquire The Olofsson Corporation.

(5) Adjustment to remove The Olofsson Corporation's shareholders' investment.

(6)  Adjustment to change revenue recognition of The
     Olofsson Corporation to completed contract method for all contracts.

(7) Adjustment to record the tax effect of the above proforma adjustments.





















Page 34

                       PRO FORMA COMBINED INCOME STATEMENT
                        FOR THE YEAR ENDED MARCH 31, 1996
                            PRECISION CASTPARTS CORP.
                          AND THE OLOFSSON CORPORATION
                     ($ in thousands, except per share data)
                                   (Unaudited)
                               Precision     The
                               Castparts   Olofsson  Pro Forma        Note      Pro Forma
                                 Corp.      Corp.   Adjustments    Reference     Combined
Net Sales                      $ 556,800  $  64,500 $  (2,700)      (4)        $ 618,600
Cost of Goods Sold               446,100     52,900      (600)  (3),(4)          498,400
                               _________  _________  _________                 _________
  Gross Margin                   110,700     11,600    (2,100)                   120,200
Selling and Administrative
  Expenses                        46,900      4,000      (500)  (4),(5)           50,400
Interest Expense, net                100      2,700    (1,100)(1),(2),(4)          1,700
                               _________  _________  _________                 _________
  Income Before Provision for
     Income Taxes                 63,700      4,900      (500)                    68,100
Provision for Income Taxes        22,600      2,000        200      (6)           24,800
                               _________  _________  _________                 _________
    Net Income                 $  41,100  $   2,900   $  (700)                 $  43,300
                               =========  =========  =========                 =========

Net Income per Common Share    $    2.02                                       $    2.12
                               =========                                       =========

Average number of common shares
     outstanding (in thousands)   20,400                                          20,400


See accompanying notes to pro forma combined income statements.

Page 35

                    PRECISION CASTPARTS CORP.
          NOTES TO PRO FORMA COMBINED INCOME STATEMENT

(1)  Adjustment to remove interest expense incurred by The
     Olofsson Corporation related to debt retired upon acquisition by PCC.

(2) Adjustment to remove interest income earned by PCC and add estimated interest expense related to debt incurred to acquire the stock of The Olofsson Corporation. The pro forma adjustment to interest income and expense assumes that PCC expended all available cash and acquired debt as necessary to purchase the stock of Olofsson. The incremental interest expense was calculated at 6.0%, which represents PCC's borrowing rate on uncommitted lines of credit during the period presented.

(3) Adjustment to add amortization of intangibles as a result of PCC's purchase price allocation. The amortization of goodwill arising from the purchase transaction is amortized over forty years.

(4) Adjustment to reflect change in accounting from percentage of completion on certain contracts to completed contract method for all contracts. (Refer to Notes to Consolidated Financial Statements of The
     Olofsson Corporation for December 31, 1995.)

(5)  Adjustment to remove non-recurring expenses from The
     Olofsson Corporation's operations.

(6) Adjustment to tax expenses based on the pro forma changes above.











Page 36

SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           PRECISION CASTPARTS CORP.
                                   Registrant


DATE:  August 13, 1996             /s/ W.D. Larsson
                                   ________________________
                                   Vice President and
                                   Chief Financial Officer
                                   (Principal Financial and
                                   Accounting Officer)





























Page 37
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